Exhibit 99.1
Form of Proxy
REVOCABLE PROXY
COLUMBIA BANCORP

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned stockholder of Columbia Bancorp hereby appoints John M. Bond, Jr. and John A. Scaldara, Jr., or either of them, the lawful attorneys and proxies of the undersigned, with several powers of substitution, to vote all shares of common stock of Columbia Bancorp which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held         , 2005, and at any and all adjournments and postponements thereof. Any and all proxies heretofore given are hereby revoked. The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Stockholders and the accompanying Proxy Statement/Prospectus.
Please be sure to sign and date this proxy in the box below.

	FOR	AGAINST	ABSTAIN
1. Approval and adoption of the Merger and the Agreement and Plan of Merger between Columbia Bancorp and Fulton Financial Corporation.	☐	☐	☐

The Board of Directors recommends a vote FOR this proposal.

2. Approval of the adjournment or postponement of special meeting.	☐	☐	☐

The Board of Directors recommends a vote FOR this proposal.

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the Merger and the Agreement and Plan of Merger and, in the best judgment of the proxy holders, on all other matters.
Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (PLEASE SIGN WITHIN BOX)	Date